UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 15, 2021

KANSAS CITY SOUTHERN

(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

427 West 12th Street, Kansas City, Missouri 64105

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (816) 983-1303

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Preferred Stock, Par Value $25 Per Share, 4%, Noncumulative	KSU	New York Stock Exchange
Common Stock, $.01 Per Share Par Value	KSU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On September 15, 2021, Kansas City Southern, a Delaware corporation, entered into an Agreement and Plan of Merger with Canadian Pacific Railway Limited, a Canadian corporation (“Canadian Pacific”), Cygnus Merger Sub 1 Corporation, a Delaware corporation and a direct wholly owned subsidiary of Canadian Pacific (“Surviving Merger Sub”) and Cygnus Merger Sub 2 Corporation, a Delaware corporation and a direct wholly owned subsidiary of Surviving Merger Sub (“First Merger Sub”).

The Merger Agreement provides, among other things, that subject to the satisfaction or waiver of the conditions set forth therein (1) First Merger Sub will merge with and into the Kansas City Southern (the “First Merger”), with Kansas City Southern surviving the First Merger as a direct, wholly owned subsidiary of Surviving Merger Sub, and (2) immediately following the effective time of the First Merger (the “Effective Time”), Kansas City Southern will merge with and into Surviving Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with Surviving Merger Sub surviving the Second Merger as a direct, wholly owned subsidiary of Canadian Pacific.

Immediately following the Second Merger, all of the stock of Surviving Merger Sub, as successor to Kansas City Southern, will be deposited into a voting trust subject to a voting trust agreement (the “Voting Trust Transaction”), pending final control approval by the Surface Transportation Board (the “STB”).

Merger Consideration

Under the Merger Agreement, at the Effective Time, each share of common stock, par value $0.01 per share, of Kansas City Southern that is outstanding immediately prior to the Effective Time (other than certain excluded shares as described in the Merger Agreement) will be converted into the right to receive (1) 2.884 common shares of Canadian Pacific and (2) $90 in cash, without interest (collectively, the “Merger Consideration”), and each share of preferred stock, par value $25 per share, that is outstanding immediately prior to the Effective Time (other than certain excluded shares as described in the Merger Agreement) will be converted into the right to receive $37.50 in cash, without interest.

Conditions to the Mergers

The respective obligations of Kansas City Southern and Canadian Pacific to consummate the Mergers are subject to the satisfaction or waiver of a number of customary conditions, including: (1) the adoption of the Merger Agreement by Kansas City Southern’s stockholders; (2) approval of the issuance of Canadian Pacific common shares in the First Merger by Canadian Pacific’s shareholders; (3) Canadian Pacific’s registration statement on Form F-4 having been declared effective by the Securities and Exchange Commission; (4) the absence of any injunction or similar order prohibiting the consummation of the Mergers or the Voting Trust Transaction, (5) approval by the Comisión Federal de Competencia Económica (the Mexican Antitrust Commission) and the Instituto Federal de Telecomunicaciones (the Mexican Federal Telecommunications Institute) of the transactions contemplated by the Merger Agreement (collectively, the “Mexican Regulatory Approvals”), (6) the Canadian Pacific common shares issuable in the First Merger having been approved for listing on the New York Stock Exchange and the Toronto Stock Exchange; (7) accuracy of the other party’s representations and warranties, subject to certain materiality standards set forth in the Merger Agreement, (8) compliance by the other party in all material respects with such other party’s obligations under the Merger Agreement; and (9) with respect to Canadian Pacific, the absence of a Company Material Adverse Effect, and with respect to Kansas City Southern, the absence of a Parent Material Effect (as such terms are defined in the Merger Agreement).

Representations and Warranties; Covenants

The Merger Agreement contains customary representations and warranties given by Kansas City Southern, Canadian Pacific, Surviving Merger Sub and First Merger Sub. The Merger Agreement also contains customary pre-closing covenants, including covenants by each of the parties relating to conduct of their business prior to the closing of the Mergers and, in the case of Kansas City Southern, during the pendency of the voting trust. The parties have agreed to take all actions necessary, proper or advisable to complete the Mergers as promptly as practicable. The Merger Agreement also provides that, during the period from the date of the Merger Agreement until the Effective Time, each of Kansas City Southern and Canadian Pacific is subject to certain restrictions on its ability to solicit alternative acquisition proposals from third parties, to provide information to third parties and to engage in discussions with third parties regarding alternative acquisition proposals, subject to customary exceptions.

Following final approval of the transaction by the STB (or at such earlier date following the closing of the Mergers as may be approved by the STB), four members of the Kansas City Southern board of directors will be appointed to the Canadian Pacific board of directors.

Treatment of Equity Awards

Under the Merger Agreement, at the Effective Time, (1) each outstanding Kansas City Southern stock option will be converted into the right to receive an amount in cash equal to the value of the Merger Consideration in respect of each share of Kansas City Southern common stock subject to such option, less the applicable exercise price, (2) each outstanding Kansas City Southern restricted share will be converted into the right to receive the Merger Consideration and (3) each Kansas City Southern performance unit will be converted into a cash-based award equal to the value of the Merger Consideration, with the number of shares of Kansas City Southern common stock subject to each award equal to 200% of the applicable target, with such cash-based award subject to the same terms and conditions (including vesting terms and conditions but excluding performance-based vesting conditions) as applied to the applicable Kansas City Southern performance unit, and each such cash-based award will vest in full upon a qualifying termination following the closing of the Mergers.

Termination and Termination Fees

Either Kansas City Southern or Canadian Pacific may terminate the Merger Agreement in certain circumstances, including if (1) the Effective Time has not occurred by February 21, 2022 or, in the event the Mexican Regulatory Approvals are the only outstanding conditions to be satisfied or waived as of February 21, 2022 (other than those conditions that by their nature are to be satisfied at the closing of the Mergers), by May 21, 2022) (such date, the “End Date”), (2) a governmental entity of competent jurisdiction has issued a final non-appealable injunction or similar order prohibiting or making illegal the consummation of the Mergers or the Voting Trust Transaction, (3) Kansas City Southern’s stockholders fail to adopt the Merger Agreement, (4) Canadian Pacific’s shareholders fail to approve the issuance of Canadian Pacific common shares in the First Merger, (5) the other party breaches its representations, warranties or covenants in the Merger Agreement in a way that would entitle the party seeking to terminate the Merger Agreement not to consummate the Mergers, subject to the right of the breaching party to cure the breach, or (6) the other party’s board of directors has changed its recommendation in favor of the Mergers. In addition, subject to compliance with specified process and notice requirements, Kansas City Southern may terminate the Merger Agreement in order to enter into an agreement providing for a Company Superior Proposal (as defined in the Merger Agreement).

Under the Merger Agreement, Kansas City Southern will be required to make a payment to Canadian Pacific equal to $700,000,000 if the Merger Agreement is terminated in certain circumstances, including because the Kansas City Southern board of directors has changed its recommendation in favor of the Mergers or Kansas City Southern has terminated the Merger Agreement in order to enter into an agreement providing for a Company Superior Proposal, and Canadian Pacific will be required to make a payment to Kansas City Southern equal to $700,000,000 if the Merger Agreement is terminated in certain circumstances, including because the Canadian Pacific board of directors has changed its recommendation in favor of the Mergers and the issuance of Canadian Pacific common shares in connection therewith. In addition, Canadian Pacific will be required to make a payment to Kansas City Southern equal to $1,000,000,000 if the Merger Agreement is terminated in certain other circumstances, including (1) if the Mergers have not been consummated by the End Date because there is an injunction or similar order prohibiting or making illegal the consummation of the Mergers or the Voting Trust Transaction arising out of any law relating to the regulation of the railroad industry or Section 721 of the United States Defense Production Act of 1950 or (2) if such an injunction or order has become final and non-appealable.

Reimbursement of Termination Fee Paid to Canadian National.

Pursuant to the Merger Agreement, Kansas City Southern has agreed to refund Canadian Pacific the remittance of the $700,000,000 in respect of Kansas City Southern’s payment to CN of the Company Termination Fee (as defined in the Canadian Natational Merger Agreement) if (i) Kansas City Southern terminates the Merger Agreement in order to enter into an agreement providing for a Company Superior Proposal, (ii) Canadian Pacific terminates the Merger Agreement upon a change of recommendation with respect to the Mergers by Kansas City Southern’s board of directors or (iii) Canadian Pacific terminates the Merger Agreement on the basis of a breach by Kansas City Southern of its representations, warranties or covenants in the Merger Agreement in a manner that would entitle Canadian Pacific not to consummate the Mergers.

Additional Information

The foregoing description of the Mergers and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference. A copy of the Merger Agreement has been included to provide investors with information regarding its terms and is not intended to provide any factual information about Kansas City Southern or Canadian Pacific.

The Merger Agreement contains representations, warranties, covenants and agreements, which were made only for purposes of such agreement and as of specified dates. The representations and warranties in the Merger Agreement reflect negotiations between the parties to the Merger Agreement and are not intended as statements of fact to be relied upon by Kansas City Southern’s stockholders. In particular, the representations, warranties, covenants and agreements in the Merger Agreement may be subject to limitations agreed by the parties, including having been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, and having been made for purposes of allocating risk among the parties rather than establishing matters of fact. In addition, the parties may apply standards of materiality in a way that is different from what may be viewed as material by investors. As such, the representations and warranties in the Merger Agreement may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and unless required by applicable law, Kansas City Southern undertakes no obligation to update such information.

Item 1.02	Termination of a Material Definitive Agreement.

On September 15, 2021, Kansas City Southern notified Canadian National that it was terminating the Agreement and Plan of Merger, dated as of May 21, 2021, by and among Kansas City Southern, Canadian National and Brooklyn Merger Sub, Inc. (the “Canadian National Merger Agreement”). In connection with such termination, Kansas City Southern paid the Company Termination Fee and the CP Termination Fee Refund (each as defined in the Canadian National Merger Agreement) to Canadian National and Brooklyn US Holding, Inc., respectively, pursuant to and in accordance with the terms of the Canadian National Merger Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the transactions contemplated by the Merger Agreement, The Kansas City Southern Railway Company, a subsidiary of the Company, entered into an agreement (each, a “Letter Agreement”) with each of Patrick Ottensmeyer, President and Chief Executive Officer, Michael Upchurch, Executive Vice President and Chief Financial Officer, Jeffrey Songer, Executive Vice President, Strategic Merger Planning and Michael Naatz, Executive Vice President and Chief Marketing Officer (each, a “Covered Executive”). The Letter Agreements revise certain terms of the existing severance agreements with the Covered Executives, including: (1) providing that the protection period for enhanced change in control severance (the “CIC Protection Period”) will run from the date that the Mergers (as defined in the Merger Agreement) occurs through the two-year anniversary of the date that Canadian Pacific takes control of the Company (the “Control Date”); (2) clarifying that for purposes of determining a Covered Executive’s pro-rata bonus and target bonus component of cash severance, the “target award” will be the greater of the target award for the calendar year in which the Covered Executive’s employment is terminated and the target award for the calendar year in which the change in control occurs and (3) for Mr. Upchurch, establishing the multiple applicable to the base salary and target bonus components of his severance during the CIC Protection

Period at three (3) times. In addition, in consideration of certain acknowledgements from the Covered Executives that the occurrence of the Mergers will not, in and of itself, constitute “Good Reason” under the Covered Executives’ severance agreements and that the non-competition period under the severance agreements for each of the Covered Executives other than Mr. Songer will be extended from one to two years, the Letter Agreements provide that in the event that a Covered Executive receives any payments or benefits that are subject to tax under Section 4999 of the Internal Revenue Code, as amended the Covered Executive will receive a payment that puts the Covered Executive in the same after-tax position as though such tax did not apply. The Letter Agreements replace, supersede and render null and void the letter agreements previously entered into with the Covered Executives in connection with the Canadian National Merger Agreement. The foregoing description of the Letter Agreement is qualified in its entirety by reference to the form of Letter Agreement, a copy of which is filed as Exhibit 10.1 herewith and is incorporated by reference herein.

Item 8.01	Other Events.

Waiver of Company Superior Proposal Notice Period

On September 15, 2021, Canadian National, Brooklyn Merger Sub, Inc. and Kansas City Southern entered into a waiver letter agreement pursuant to which Canadian National and Brooklyn Merger Sub, Inc. agreed to waive the five-business day match period under the Canadian National Merger Agreement and Kansas City Southern agreed to terminate the Canadian National Merger Agreement on September 15, 2021.

Canadian Pacific Remittance

On September 15, 2021, Canadian Pacific remitted to Kansas City Southern $700,000,000 in connection with Kansas City Southern’s payment of the Company Termination Fee (as defined in the Canadian National Merger Agreement) to Canadian National, and remitted to Kansas City Southern $700,000,000 in connection with Kansas City Southern’s payment of the CP Termination Fee Refund (as defined in the Canadian National Merger Agreement) to Brooklyn US Holding, Inc.

Press Release

On September 15, 2021, Kansas City Southern issued a press release announcing the termination of the Canadian National Merger Agreement and entry into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

On September 15, 2021, Kansas City Southern and Canadian Pacific issued a joint press release announcing their entry into the Merger Agreement. A copy of the joint press release is attached as Exhibit 99.2 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of September 15, 2021, by and among Kansas City Southern, Canadian Pacific Railroad Limited, Cygnus Merger Sub 1 Corporation and Cygnus Merger Sub 2 Corporation.*

10.1	Form of Letter Agreement, dated September 15, 2021.

99.1	Press Release, issued September 15, 2021.

99.2	Joint Press Release, issued September 15, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Kansas City Southern hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission; provided, that Kansas City Southern may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

*            *            *

Forward-Looking Statements And Information

This current report includes certain forward looking statements and forward looking information (collectively, “FLI”) to provide Kansas City Southern and Canadian Pacific shareholders and potential investors with information about Kansas City Southern, Canadian Pacific and their respective subsidiaries and affiliates, including each company’s management’s respective assessment of Kansas City Southern, Canadian Pacific and their respective subsidiaries’ future plans and operations, which FLI may not be appropriate for other purposes. FLI is typically identified by words such as “anticipate”, “expect”, “project”, “estimate”, “forecast”, “plan”, “intend”, “target”, “believe”, “likely” and similar words suggesting future outcomes or statements regarding an outlook. All statements other than statements of historical fact may be FLI.

Although we believe that the FLI is reasonable based on the information available today and processes used to prepare it, such statements are not guarantees of future performance and you are cautioned against placing undue reliance on FLI. By its nature, FLI involves a variety of assumptions, which are based upon factors that may be difficult to predict and that may involve known and unknown risks and uncertainties and other factors which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by these FLI, including, but not limited to, the following: the timing and completion of the transaction, including receipt of regulatory and shareholder approvals and the satisfaction of other conditions precedent; interloper risk; the realization of anticipated benefits and synergies of the transaction and the timing thereof; the success of integration plans; the focus of management time and attention on the transaction and other disruptions arising from the transaction; changes in business strategy and strategic opportunities; estimated future dividends; financial strength and flexibility; debt and equity market conditions, including the ability to access capital markets on favourable terms or at all; cost of debt and equity capital; potential changes in the Canadian Pacific share price which may negatively impact the value of consideration offered to Kansas City Southern shareholders; the ability of management of Canadian Pacific, its subsidiaries and affiliates to execute key priorities, including those in connection with the transaction; general Canadian, U.S., Mexican and global social, economic, political, credit and business conditions; risks associated with agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures, including competition from other rail carriers, trucking companies and maritime shippers in Canada, the U.S. and México; North American and global economic growth; industry capacity; shifts in market demand; changes in commodity prices and commodity demand; uncertainty surrounding timing and volumes of commodities being shipped; inflation; geopolitical instability; changes in laws, regulations and government policies, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; changes in fuel prices; disruption in fuel supplies; uncertainties of investigations, proceedings or other types of claims and litigation; compliance with environmental regulations; labour disputes; changes in labour costs and labour difficulties; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; sufficiency of budgeted capital expenditures in carrying out business plans; services and infrastructure; the satisfaction by third parties of their obligations; currency and interest rate fluctuations; exchange rates; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; trade restrictions or other changes to international trade arrangements; the effects of current and future multinational trade agreements on the level of trade among Canada, the U.S. and México; climate change and the market and regulatory responses to climate change; anticipated in-service dates; success of hedging activities; operational performance and reliability; customer, shareholder, regulatory and other stakeholder approvals and support; regulatory and legislative decisions and actions; the adverse impact of any termination or revocation by the Méxican government of Kansas City Southern de México, S.A. de C.V.’s Concession; public opinion; various events that could disrupt operations, including severe weather, such as droughts, floods, avalanches and earthquakes, and cybersecurity attacks, as well as security threats and governmental response to them, and technological changes; acts of terrorism, war or other acts of violence or crime or risk of such activities; insurance coverage limitations; material adverse changes in economic and industry conditions, including the availability of short and long-term financing; and the pandemic created by the outbreak of COVID-19 and its variants and resulting effects on economic conditions, the demand environment for logistics requirements and energy prices, restrictions imposed by public health authorities or governments, fiscal and monetary policy responses by governments and financial institutions, and disruptions to global supply chains.

We caution that the foregoing list of factors is not exhaustive and is made as of the date hereof. Additional information about these and other assumptions, risks and uncertainties can be found in reports and filings by Kansas City Southern and Canadian Pacific with Canadian and U.S. securities regulators, including any proxy statement, prospectus, material change report, management information circular or registration statement to be filed in connection with the transaction. Reference should be made to “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Forward Looking Statements” in Kansas City Southern’s and Canadian Pacific’s annual and interim reports on Form 10-K and 10-Q. Due to the interdependencies and correlation of these factors, as well as other factors, the impact of any one assumption, risk or uncertainty on FLI cannot be determined with certainty.

Except to the extent required by law, we assume no obligation to publicly update or revise any FLI, whether as a result of new information, future events or otherwise. All FLI in this current report is expressly qualified in its entirety by these cautionary statements.

Additional Information About The Transaction And Where To Find It

Canadian Pacific will file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form F-4, which will include a proxy statement of Kansas City Southern that also constitutes a prospectus of Canadian Pacific, and any other documents in connection with the transaction. The definitive proxy statement/prospectus will be sent to the shareholders of Kansas City Southern. Canadian Pacific will also file a management proxy circular in connection with the transaction with applicable securities regulators in Canada and the management proxy circular will be sent to Canadian Pacific shareholders. INVESTORS, STOCKHOLDERS AND SHAREHOLDERS OF KANSAS CITY SOUTHERN AND CANADIAN PACIFIC ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND MANAGEMENT PROXY CIRCULAR, AS APPLICABLE, AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC OR APPLICABLE SECURITIES REGULATORS IN CANADA IN CONNECTION WITH THE TRANSACTION WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT KANSAS CITY SOUTHERN, CANADIAN PACIFIC, THE TRANSACTION AND RELATED MATTERS. The registration statement and proxy statement/prospectus and other documents filed by Canadian Pacific and Kansas City Southern with the SEC, when filed, will be available free of charge at the SEC’s website at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by Kansas City Southern online at www.investors.kcsouthern.com, upon written request delivered to Kansas City Southern at 427 West 12th Street, Kansas City, Missouri 64105, Attention: Corporate Secretary, or by calling Kansas City Southern’s Corporate Secretary’s Office by telephone at 1-888-800-3690 or by email at corpsec@kcsouthern.com, and will be able to obtain free copies of the registration statement, proxy statement/prospectus, management proxy circular and other documents which will be filed with the SEC and applicable securities regulators in Canada by Canadian Pacific online at investor.cpr.ca and www.sedar.com, upon written request delivered to Canadian Pacific at 7550 Ogden Dale Road S.E., Calgary, Alberta, T2C 4X9, Attention: Office of the Corporate Secretary, or by calling Canadian Pacific at 1-403-319-7000.

You may also read and copy any reports, statements and other information filed by Kansas City Southern and Canadian Pacific with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 or visit the SEC’s website for further information on its public reference room. This current report shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to appropriate registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Participants In The Solicitation Of Proxies

This current report is not a solicitation of proxies in connection with the transaction. However, under SEC rules, Kansas City Southern, Canadian Pacific, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the transaction. Information about Kansas City Southern’s directors and executive officers may be found on its website at www.kcsouthern.com and in its 2020 Annual Report on Form 10-K filed with the SEC on January 29, 2021, available at www.investors.kcsouthern.com and www.sec.gov. Information about Canadian Pacific’s directors and executive officers may be found in its 2021 Management Proxy Circular, dated March 10, 2021, as well as its 2020 Annual Report on Form 10-K filed with the SEC and applicable securities regulators in Canada on February 18, 2021, available on its website at investor.cpr.ca and at www.sedar.com and www.sec.gov. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of such potential participants in the solicitation of proxies in connection with the transaction will be included in the proxy statement/prospectus and management proxy circular and other relevant materials filed with the SEC and applicable securities regulators in Canada when they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 15, 2021

KANSAS CITY SOUTHERN

By:	/s/ Adam J. Godderz
Name: Adam J. Godderz
Title: Senior Vice President - Chief Legal Officer & Corporate Secretary